SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2006

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------- -------------------------------------- (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2006, inVentiv Health, Inc. (the "Company"), issued a press release announcing its financial results for the second quarter ended June 30, 2006. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release includes information concerning earnings from continuing operations and diluted earnings per share relating to the following three factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date, as opposed to recording expense only for vested restricted stock during 2005. In order to present the financial statements on a comparable period-to-period basis, compensation expense was adjusted for both periods to exclude expense related to vested stock options and restricted stock.

•
Interest income related to the Company’s interest rate hedge of its $175 million term loan facility: For the quarter ended June 30, 2006, the Company recorded a $1.1 million reduction in interest expense relating to the mark-to-market adjustment required to record hedge ineffectiveness to earnings. In order to present the financial statements on a comparable period-to-period basis, interest expense was adjusted to exclude this reduction in the current period. If the hedge agreement continues until its full term in October 2008, approximately $3.1 million of interest income recognized to date (from October 2005 to June 2006) will be offset by an equal amount of interest expense recognized during the remaining term of the agreement, as the Counterparty’s obligation to the Company will be reduced to zero at the conclusion of the agreement. This $3.1 million value also represents the estimated amount the Company would receive if the hedge agreement were terminated at June 30, 2006.

•
Tax benefits related to the utilization of net operating losses of divested entities: The Company recorded a tax benefit of $9.1 million in the second quarter of 2006 and none in the second quarter of 2005, related to the utilization of net operating losses of divested entities. In order to present the financial statements on a comparable period-to-period basis, tax expense was adjusted to exclude this benefit in the second quarter of 2006.

Management believes that the foregoing information is useful to investors in assessing the performance of the Company’s operations on a consistent basis from period to period.

The information in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated August 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: August 8, 2006 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of inVentiv Health, Inc., dated August 8, 2006